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                                                                Exhibit 10(b)


                               QUIXOTE CORPORATION
                         1991 DIRECTOR STOCK OPTION PLAN
                           Amended September 10, 1999

         1.       PURPOSE

         This Stock Option Plan (the "Plan") is intended as an incentive to encourage stock ownership by certain Directors of QUIXOTE CORPORATION (the "Corporation") so that they may acquire or increase their proprietary interest in the success of the Corporation and to encourage them to continue to render their services to the Corporation as Directors. It is further intended that options granted pursuant to this Plan may constitute "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code, as amended (the "Code"), if they satisfy the various requirements specified under Code Sec. 422A. Otherwise, options granted pursuant to this Plan shall be "nonqualified stock options".

         2.       ADMINISTRATION

         The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist of all members of the Corporation's Board of Directors unless the Board adopts a resolution naming other individuals to serve on the Committee. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time at its discretion recommend to the Board of Directors with respect to the Directors who shall be granted options and the amount of stock to be optioned to each.

         The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         3.       ELIGIBILITY

         The persons who shall be eligible to receive options shall be Directors of the Corporation as the Board of Directors shall select from time to time from among those nominated by the Committee, provided however, that only Directors who are also employees of the Corporation shall be eligible to receive "incentive stock options" under this Plan. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth. No person shall be eligible to receive an option for a larger number of shares of stock than is recommended for him by the Committee, and in no event shall any optionee in any calendar year receive options under this Plan for stock with an aggregate fair market value (determined at the time of the grant of the option) in excess of the limitations set forth in Section 5(b) of the Plan.


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         4.       STOCK

         The stock subject to options under the Plan shall be shares of the Corporation's authorized but unissued or reacquired $.01-2/3 par value common stock, hereafter sometimes called Common Stock. The aggregate number of shares that may be issued under options shall not exceed 659,445 shares of Common Stock. The limitations established by each of the preceding sentences shall be subject to adjustment as provided in Section 5(g) of the Plan.

         In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

         5.       TERMS AND CONDITIONS OF OPTIONS

         Stock options granted under the Plan shall be authorized by the Board of Directors and shall be evidenced by agreements in such form as the Committee shall from time to time recommend and the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

                  (a)      OPTIONEE'S AGREEMENT

                  Each optionee shall agree to render to the Corporation his services as a Director (1) for a period of one year from the date of the option, or (2) until his death, whichever first occurs, but such agreement shall not impose upon the Corporation any obligation to retain the optionee in any capacity for any period; provided, however, the agreement shall permit an optionee to exercise the option after a "change of control" (as defined at Section 5(g)) notwithstanding the optionee's failure to have served as a Director for one year from the date of grant.

                  (b)      NUMBER OF SHARES

                  Each option shall state the number of shares to which it pertains. Options granted under this Plan may be considered "incentive stock options" as defined in Code Sec. 422A to the extent that the aggregate fair market value of stock (determined at the time the option is granted) with respect to which any such option is exercisable for the first time in a calendar year is not more than $100,000.

                  (c)      OPTION PRICE

                  Each option shall state the option price, which shall be not less than 100% of the current market price of the shares of Common Stock of the Corporation on the date of the granting of the option; provided, that in the event an optionee owns stock representing more than ten percent of the voting power or value of the stock of the Corporation on the date of grant, the option price of an option which is intended to qualify as an "incentive stock option" shall not be less than 110% of the current market price of the shares on the date of grant. The current market price of the Common Stock at any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive business days before the date in question. The closing price for each day shall be the last reported sale price determined in the regular


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way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices determined in the regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any national securities exchange, the average of highest reported bid and lowest reported asked prices as reported by NASDAQ or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors. Subject to the foregoing, the Board of Directors and the Committee shall have full authority and discretion in fixing the option price and be fully protected in doing so.

                  (d)      MEDIUM AND TIME OF PAYMENT

                  The option price is to be paid in full in United States dollars upon the exercise of the option and may be paid in cash or by check, or with the approval of the Committee, by the optionee tendering to the Corporation shares of common stock of the Corporation owned by him and having a fair market value (determined at the time the Corporation receives written notice of the optionee's election to exercise the option) equal to the aggregate exercise price of the options being exercised. With the approval of the Board of Directors, the optionee may borrow from the Corporation all or any portion of the funds needed to pay the option price on such terms and conditions as the Committee deems appropriate, provided that: (1) the interest rate for any such loan by the Corporation shall not be less than the "applicable federal rate" (as defined by Code Section 1274(d)(1)(A) in effect on the date of such loan or any other rate as necessary to avoid the imputation of interest under the Code or other applicable law, (2) proceeds of the loan are used solely to pay the exercise price of an option granted pursuant to this Plan, and (3) the optionee executes a promissory note and such other documents as the Committee deems appropriate to evidence the optionee's indebtedness to the Corporation.

                  (e)      TERM AND EXERCISE OF OPTIONS

                  Subject to this Section 5(e) and Sections 5(f) and 5(g) of this Plan, no option shall be exercised either in whole or in part prior to twelve months from the date it is granted. Subject to the right of cumulation provided in this Section 5(e), each option granted pursuant to the Plan shall be exercisable to the extent provided for in the agreement between the Corporation and each optionee as determined by the Committee in its discretion. The Committee may provide, however, for the exercise of options after the initial twelve month period, either as to an increased percentage of shares per year or as to all remaining shares, if the optionee shall, with the approval of the Corporation, retire as a Director of the Corporation. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period, prior to the expiration of the term described in the next sentence of this Section 5(e). No option shall be exercisable after the expiration of ten years from the date it is granted, provided that in the event the optionee owned stock representing more than ten percent (10%) of the voting power or value of the stock of the Corporation on the date the option was granted, any option which is intended to qualify as an "incentive stock option" must be exercised within five (5) years from the date of grant. During the optionee's lifetime, the options granted under this Plan may be exercised only by him.


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                  (f)      DEATH OF OPTIONEE AND TRANSFER OF OPTION

                  If the optionee shall die and shall not have fully exercised the option, the entire unexercised portion of the option may be exercised within one year from the date of the optionee's death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance, subject to the condition that no option shall be exercisable after the expiration of ten years (five years for an option which is intended to qualify as an "incentive stock option" to an optionee who owned more than ten percent of the value or voting power of the stock of the Corporation on the date of grant) from the date it is granted.

                  No option shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution.

                  (g)      RECAPITALIZATION

                  Subject to any required action by the stockholders, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

                  Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. A dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation, or a change in control of the Corporation, as defined, shall cause each optionee to have the right to exercise his option in whole or in part, notwithstanding the provisions of Section 5(e) above: (i) immediately prior to such dissolution or liquidation or merger or consolidation in which the Corporation is not the surviving corporation, and thereafter; or (ii) after such change of control.

                  "Change of control" of the Corporation shall mean a change in control of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange
Act) is, or becomes, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities; or, (2) during any period of two consecutive years, individuals who at the beginning of such period constitute all members of the Board of Directors of the Corporation who are not employed by the Corporation (the "Outside Directors") shall cease for any reason to constitute at least a majority of the Outside Directors unless the election of each Outside Director, who was not an Outside Director at the beginning of the


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period, was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were Directors at the beginning of the period; or,
(3) there shall be consummated (A) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or
(B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation or, (4) the stockholders of the Corporation approve a plan or proposal for the liquidation or dissolution of the Corporation.

                  To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final and binding and conclusive; provided that each option granted pursuant to this Plan which could qualify as an "incentive stock option" shall not be adjusted in a manner that causes the option to fail to continue as an "incentive stock option" within the meaning of Code Section 422A.

                  Except as hereinbefore expressly provided in this Section 5(g), the optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any change of control, dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue of the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

                  The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

                  (h)      RIGHTS AS A STOCKHOLDER

                  An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5(g) hereof.

                  (i)      MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

                  Subject to the terms and conditions and within the limitations of the Plan, the Committee, with the approval of the Board of Directors, may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised)

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and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). The Board of Directors shall not, however, modify any outstanding options so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new options in substitution therefor specifying a lower price. Notwithstanding the foregoing however no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

                  (j)      INVESTMENT PURPOSE

                  Each option under the Plan shall be granted on the condition that the stock purchased shall be held for investment purposes, and not with a view to resale or distribution except that in the event the stock subject to such option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Corporation such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

                  (k)      OTHER PROVISIONS

                  The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee and the Board of Directors of the Corporation shall deem advisable.

         6.       TERM OF PLAN

         Options may be granted under the Plan from time to time within a period of ten years from the date the Plan is adopted, or the date the Plan is approved by the Stockholders, whichever is earlier.

         7.       INDEMNIFICATION OF COMMITTEE

         In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity at its own expense, to handle and defend the same.


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         8.       AMENDMENT OF THE PLAN

     Upon recommendation of the Committee, the Board of Directors of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that without approval of the stockholders, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the individuals eligible to receive options, decrease the price at which options may be granted, remove the administration of the Plan from the Committee, or extend the period during which options may be granted.

         The Board of Directors of the Corporation shall, from time to time, revise, modify, or amend the Plan, in part or in total, without approval of the stockholders, as may be necessary to satisfy the requirements of the Code such that certain stock options which are granted under the Plan may qualify as "incentive stock options" as defined in Code Section 422A and any amendments or revisions thereof.

         9.       APPLICATION OF FUNDS

         The proceeds received by the Corporation from the sale of Common Stock pursuant to options will be used for general corporate purposes.

         10.      NO OBLIGATION TO EXERCISE OPTION

         The granting of an option shall impose no obligation upon the optionee to exercise such option.

Date Plan was adopted by Board of Directors:  August 19, 1991

Date Plan was approved by Stockholders:  November 19, 1991

Date Plan was amended by Board of Directors:  June 25, 1997

Date Plan was amended by Board of Directors:  August 28, 1997

Date amended Plan was approved by Stockholders: November 19, 1997

Date Plan was amended by the Board of Directors: August 21, 1998

Date amended Plan was approved by Stockholders: November 18, 1998

Date Plan was amended by Board of Directors :  September 10, 1999

Date amended Plan was approved by Stockholders:  ________________.


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